                    ARTICLES OF INCORPORATION

                               OF

          ALLIANCE GLOBAL DOLLAR GOVERNMENT FUND, INC.


         FIRST:    (1)  The name of the incorporator is John E.
Denneen.

                   (2) The incorporator's post office address is One Battery Park Plaza, New York, New York 10004.

                   (3)  The incorporator is over eighteen years
of age.

                   (4)  The incorporator is forming the
corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         SECOND:   The name of the corporation (hereinafter
called the Corporation) is Alliance Global Dollar Government
Fund, Inc.

         THIRD:    (1)  The purposes for which the Corporation is
formed are to conduct, operate and carry on the business of an investment company.

                   (2)  The Corporation may engage in any other
business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

         FOURTH:   The post office address of the principal
office of the Corporation within the State of Maryland is 32 South Street, Baltimore, Maryland 21202 in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202.

         FIFTH:    (1)  The total number of shares of capital
stock which the Corporation shall have authority to issue is nine billion (9,000,000,000), all of which shall be Common Stock having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of nine million dollars ($9,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (a)(iv) of Article SEVENTH hereof, three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock, three billion (3,000,000,000) of such shares are designated as Class B Common Stock and three billion (3,000,000,000) of such shares are designated as Class C Common Stock.





                   (2)  As more fully set forth hereafter, the
assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption of each other class of the Corporation's stock.

                   (3)  All consideration received by the
Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably remain attributable to that class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class A Common Stock, as hereinafter provided, and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. The assets attributable to the Class A Common Stock, the assets attributable to the Class B Common Stock and the assets attributable to the Class C Common Stock shall be invested in the same investment portfolio of the Corporation.

                   (4)  The allocation of investment income or
capital gains and expenses and liabilities of the Corporation among the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order (the "Order") dated January 8, 1990 (Investment Company Act of 1940 Release
No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any existing or future amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order. The determination of the Board of Directors shall be conclusive as to the allocation of investment income or capital gains, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

                   (5)  Shares of each class of stock shall be
entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock and Class C

Common Stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the three classes and any resultant differences between the net asset values per share of the three classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                   (6) On each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, (A) the holders of the Class A Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class A Common Stock, including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class A Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class B Common Stock or Class C Common Stock or with regard to any matter submitted to a vote of stockholders which does not affect holders of Class A Common Stock; (B) the holders of the Class B Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class B Common Stock, including without limitation, the provisions of any Plan applicable to the Class B Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class A Common Stock or Class C Common Stock or with regard to any matter submitted to a vote of stockholders which does not affect holders of Class B Common Stock; and (C) the holders of the Class C Common Stock shall have
(i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class C Common Stock, including without limitation, the provisions of any Plan applicable to the Class C Common Stock and
(ii) no voting rights with respect to the provisions of any Plan applicable to the Class A Common Stock or Class B Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Class C Common Stock.

                   (7)  In the event of the liquidation or
dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders of any class of stock shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors in a manner consistent with the Order.

                   (8) (a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of stock.

                       (b)  The proceeds of the redemption of a
share (including a fractional share) of Class B Common Stock and Class C Common Stock shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share.

                       (c)(i)  The term "Minimum Amount" when
used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed twenty-five thousand dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                         (ii)  If the net asset value of the
shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (c), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                        (iii)  The notice referred to in
paragraph (ii) of this subsection (c) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (c) shall be an amount equal to the net asset value of such shares.

                        (d)  Payment by the Corporation for
shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                   (9)(a)  Each share of the Class B Common
Stock, other than shares described in paragraph (9)(b), shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock on the Conversion Date. The term "Conversion Date" when used herein shall mean either (i) the date that is the first Corporation business day in the month following the month in which the sixth anniversary date of the date of issuance of the share falls, or (ii) any such other date as may be determined by the Board of Directors and set forth in the Corporation's prospectus, as such prospectus may be amended from time to time; provided that any such date determined by the Board of Directors shall be a date that will occur prior to the date set forth in clause (i) and any other date theretofore determined by the Board of Directors pursuant to this clause (ii). For the purpose of calculating the holding period required for conversion, the date of issuance of a share of Class B Common Stock shall mean (i) in the case of a share of Class B Common Stock obtained by the holder thereof through a subscription to the Corporation, the date of the issuance of such share of Class B Common Stock, or
(ii) in the case of a share of Class B Common Stock obtained by the holder thereof through an exchange, or through a series of exchanges, from another eligible investment company, the date of issuance of the share of the Class B Common Stock of the eligible investment company to which the holder originally subscribed.
For this purpose an "eligible investment company" shall be an investment company designated for that purpose in the Corporation's prospectus, as such prospectus may be amended from time to time.

                   (b)  Each share of Class B Common Stock
purchased (i) through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock or
(ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's sub-account so converted shall bear the same ratio to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (9)(a) hereof bears to the total number of shares on the Conversion Date (immediately prior to conversion) of the Class B Common Stock of the holder after subtracting the shares then maintained in the holder's sub-account.

                   (c)  The number of shares of the Class A
Common Stock into which a share of the Class B Common Stock is converted pursuant to paragraphs (9)(a) and (9)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemption thereof on the Conversion Date.

                   (d) On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and (ii) declared but unpaid dividends to the Conversion Date and
(iii) the right to vote converting shares of the Class B Common Stock held as of any record date occurring before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Class A Common Stock resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                   (e)  The automatic conversion of the Class B
Common Stock into Class A Common Stock as set forth in paragraphs 9(a) and 9(b) of this Article FIFTH shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher distribution services fee and transfer agency costs with respect to the Class B Common Stock does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Class B Common Stock does not constitute a taxable event under federal income tax law, or (ii) any other condition set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, is not satisfied.

                   (f)  The automatic conversion of the Class B
Common Stock into Class A Common Stock as set forth in paragraphs
(9)(a) and (9)(b) hereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the Class B Common Stock on any Plan, in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B Common Stock with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                   (10)  For the purpose of allowing the net
asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets attributable to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

                   (11)  The Corporation may issue shares of
stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                   (12)  No stockholder shall be entitled to any
preemptive right other than as the Board of Directors may establish.

         SIXTH:    The number of directors of the Corporation
shall be one. The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation. The name of the person who shall act as director of the Corporation until the first annual meeting or until his successor is chosen and qualified is David H. Dievler.

         SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

              (a) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

                   (i)   is expressly authorized to make, alter,
amend or repeal the By-Laws of the Corporation;

                   (ii) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                   (iii) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized;

                   (iv)  is authorized to classify or to
reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation (including those in Article FIFTH hereof) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class; and

                   (v)   is authorized to adopt procedures for
determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.

              (b) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

              (c) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

              (d) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         EIGHTH:   (1)  To the full extent that limitations on
the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

                   (2)  The Corporation shall indemnify and
advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland Corporation Law.

                   (3)  No provision of this Article shall be
effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                   (4)  References to the Maryland General
Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

         NINTH:    The Corporation reserves the right to amend,
alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation and does hereby acknowledge that the adoption and signing are his act.



                                  /s/ John E. Denneen
                                  ________________________
                                  John E. Denneen


Dated:   December 1, 1993




























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